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                                             Exhibit B1


NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit (Thousands of Dollars) For the Quarter Ended December 31, 1997
(Unaudited, Subject to Adjustment)


INCOME

  Equity in income/(loss) of AllEnergy
        Marketing Co., L.L.C.                            $(2,145)
  Revenue (1)                                              10,909
                                                         --------
  Total income                                              8,764
                                                         ========


EXPENSES

  Operating expenses
     Cost of sales                                         11,867
     Depreciation                                              47
     Selling, general and administrative expenses           1,822
     Income tax                                           (1,886)
                                                         --------
  Total operating expenses                                 11,850
                                                         --------

  Other income (expense), net                             (1,366)
                                                         --------
Net income/(loss)                                         (4,452)

Retained earnings at beginning of period                  (5,032)
                                                         --------
Accumulated deficit at end of period                     $(9,484)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)